                                                                  EXHIBIT 4.3(E)


                                                                     ANNEX IV
                                                                        TO
                                                                   NOTE PURCHASE
                                                                     AGREEMENT


                              SECURITY AGREEMENT


          This SECURITY AGREEMENT, dated as of the 1st day of March, 1999, made by Cephalon, Inc., a Delaware corporation ("Grantor"), to Delta Opportunity Fund, Ltd., as collateral agent (in such capacity, the "Collateral Agent") on behalf of the Holders.


                             W I T N E S S E T H:
                             -------------------

          WHEREAS, Grantor and the Buyers are parties to certain Note Purchase Agreements, dated as of February 24, 1999 (as from time to time amended or supplemented, the "Note Purchase Agreements"), pursuant to which, among other things, the Buyers have agreed to purchase $30,000,000 aggregate principal amount of 11% Revenue Sharing Senior Secured Notes due 2002 (the "Notes");

          WHEREAS, Grantor has agreed to grant to Collateral Agent a security interest in certain of its property and assets relating to the Pharmaceutical Compositions to secure the performance of the obligations of Grantor under the Notes and the Note Purchase Agreements;

          WHEREAS, it is a condition precedent to the several obligations of the Buyers to purchase their respective Notes that the Grantor shall have executed and delivered this Security Agreement to the Collateral Agent for the ratable benefit of the Holders; and

          WHEREAS, the Grantor is contemporaneously entering into a Patent and Trademark Security Agreement with the Collateral Agent for the ratable benefit of the Holders;

          NOW, THEREFORE, in consideration of the premises and to induce the Buyers to purchase their respective Notes, the Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Holders, as follows:

          1.   Defined Terms. Unless otherwise defined herein, capitalized terms
               -------------
used herein which are defined in the Notes are so used as so defined, and the meanings assigned to terms defined herein or in the Notes shall be equally applicable to both the singular and plural forms of such terms. In addition, the terms set forth below have the following meanings:

          "Accounts" means all rights to payment for goods sold or leased or for services rendered, whether or not such rights have been earned by performance.

          "Buyer" means any of the several buyers party to a Note Purchase Agreement.

          "Chattel Paper" shall have the meaning assigned to such term under the Code.

          "Code" means the Uniform Commercial Code as from time to time in effect in the Commonwealth of Pennsylvania.

          "Compound" shall mean modafinil and/or any other similar compound, isomer or salt thereof.

          "Contracts" shall have the meaning assigned to such term under the Code.

          "Documents" shall have the meaning assigned to such term under the Code.

          "Event of Default" means:

          (1) the failure by the Grantor to perform in any material respect any obligation of the Grantor under this Security Agreement as and when required by this Security Agreement; or

          (2) any representation or warranty made by the Grantor pursuant to this Security Agreement shall have been untrue in any material respect when made;

          (3) the failure by the Grantor to perform in any material respect any obligation of the Grantor under the Patent and Trademark Security Agreement as and when required by the required by the Patent and Trademark Security Agreement;

          (4) any representation or warranty made by the Grantor pursuant to the Patent and Trademark Security Agreement shall have been untrue in any material respect when made; or

          (5) any Event of Default, as that term is defined in any of the Notes.

          "General Intangibles" shall have the meaning assigned to such term under the Code.

          "Holder" means any Buyer or any holder from time to time of any Note.

          "Inventory" shall have the meaning assigned to such term under the Code, and in any event, including all inventory, merchandise, goods and other personal property that are held by or on behalf of a Person for sale or lease or to be furnished under a contract of service or which give rise to any Account, including returned goods.

          "Investment Property" shall have the meaning assigned to such term under the Code.

          "Lafon" shall mean Laboratoire L. Lafon.

          "Lafon Agreements" shall mean collectively, the License Agreement, the Supply Agreement and the Trademark Agreement.

          "License Agreement" shall mean the License Agreement entered into by Grantor and Lafon on January 20, 1993, as amended.

          "Lien" shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction or performance of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

          "New Drug Application Rights" shall mean all rights of Grantor presently existing or hereafter arising with respect to all new drug applications (as they may be amended) filed with the U.S. Food and Drug Administration relating to the marketing, distribution, promotion and sale of the Pharmaceutical Compositions in the Territory.

          "Obligations" shall mean:

          (1) the full and prompt payment when due of all obligations and liabilities to the Holders, whether now existing or hereafter arising, under the Notes, this Agreement or the other Transaction Documents and the due performance and compliance with the terms of the Notes and the other Transaction Documents;

          (2) any and all sums advanced by the Collateral Agent or any Holder in order to preserve the Collateral or to preserve the Collateral Agent's security interest in the Collateral; and

          (3) in the event of any proceeding for the collection or enforcement of any obligations or liabilities of the Grantor referred to in the immediately preceding clauses (1) through (2) in accordance with the terms of the Notes and this Agreement, the reasonable expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs.

          "Orphan Drug Act Rights" shall mean all rights of Grantor presently existing or hereafter arising under the Orphan Drug Act relating to the marketing exclusivity of the Pharmaceutical Compositions in the Territory.

          "Patent and Trademark Security Agreement" shall mean that certain Patent and Trademark Security Agreement dated March 1, 1999 between the Grantor and the Collateral Agent.

          "Pharmaceutical Compositions" shall mean all pharmaceutical compositions containing the Compound.

     "Proceeds" shall have the meaning assigned to such term under the Code.

          "Proprietary Information" means information generally unavailable to the public that has been created, discovered, developed or otherwise become known to Grantor or in which property rights have been assigned or otherwise conveyed to Grantor, which information has economic value or potential economic value to the marketing, sale and distribution of the Pharmaceutical Compositions in the United States, its territories and possessions. Proprietary Information shall include, but not be limited to, trade secrets, processes, formulas, writings data, know-how, negative know-how, improvements, discoveries, developments, designs, inventions, techniques, technical data, customer and supplier lists, financial information, business plans or projections and modifications or enhancements to any of the above. Proprietary Information shall include all information existing on the date hereof and all information developed or acquired hereafter.

          "Security Agreement" means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

          "Supply Agreement" shall mean the Supply Agreement entered into between Grantor and Lafon on January 20, 1993, as amended.

          "Territory" shall mean the United States of America, its territories and possessions.

          "Trademark Agreement" shall mean the Trademark Agreement entered into between Grantor and Genelco S.A. on January 20, 1993, as amended.

          2.   Grant of Security Interest. As collateral security for the prompt
               --------------------------
and complete payment and performance when due of the Obligations, the Grantor hereby grants to the

Collateral Agent, for the ratable benefit of the Holders, a continuing first priority security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire right, title or interest (collectively, the "Collateral"):

               (i) the License Agreement, and the right to use and rely upon the inventions and other intellectual property conveyed thereunder, to the extent and only to the extent that the License Agreement authorizes the use and sale of the Compound to make, have made, use and sell the Pharmaceutical Compositions in the Territory;

               (ii) the Supply Agreement to the extent and only to the extent necessary to provide suitable quantities of the Compound to make, have made, use or sell the Pharmaceutical Compositions in the Territory;

               (iii) the rights of Grantor under the Trademark Agreement, in and to the use of the trademark "Provigil" as a trademark for the Pharmaceutical Compositions in the Territory; together with any good will of the business associated with the use of such trademark in the Territory;

               (iv) all Proprietary Information possessed by Cephalon, whether existing on the date hereof or developed or acquired hereafter, to the extent and only to the extent necessary to practice the technology subject to the security interest granted hereby;

               (v)    the Orphan Drug Act Rights;

               (vi)   the New Drug Application Rights;

               (vii) Contracts, Documents and General Intangibles developed or acquired by Cephalon, whether now existing or hereafter arising, to the extent and only to the extent necessary to use or sell Compound for the purpose of manufacturing, marketing, selling or distributing the Pharmaceutical Compositions in the Territory;

               (viii) all insurance policies to the extent and only to the extent they relate to items (i) through (viii) above;

               (ix) all books, ledgers, books of account, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating, or referring to any of the foregoing; and

               (x) to the extent not otherwise included, all Proceeds, products, rents, issues, profits and returns of and from any and all of the foregoing, which Proceeds may be in the form of Accounts, Chattel Paper, Inventory or otherwise.

          3.   Rights of Collateral Agent; Limitations on Collateral Agent's
               -------------------------------------------------------------
Obligations.
-----------

               (a)  Grantor Remains Liable under Accounts and Contracts.
                    ---------------------------------------------------
Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Accounts and Contracts that constitute part of the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. The Collateral Agent shall not have any obligation or liability under any Account that constitutes part of the Collateral (or any agreement giving rise thereto) or under any Contract that constitutes part of the Collateral by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent of any payment relating to such Account or Contract pursuant hereto, nor shall the Collateral Agent be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any such Account (or any agreement giving rise thereto) or under or pursuant to any such Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any such Account (or any agreement giving rise thereto) or under any such Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               (b)  Notice to Account Debtors and Contracting Parties. Upon the
                    -------------------------------------------------
request of the Collateral Agent at any time that an Event of Default has occurred and is continuing, but in the case of Events of Default that are solely ones covered by the final clause (2) of Section 4.01 of any Note, only after the expiration of the 365-day period specified in such clause (2), the Grantor shall notify account debtors on the Accounts that constitutes part of the Collateral and parties to the Contracts that constitutes part of the Collateral that such Accounts and such Contracts have been assigned to the Collateral Agent for the ratable benefit of the Holders and that payments in respect thereof shall be made directly to the Collateral Agent or as the Collateral Agent shall direct.

               (c)  Verification and Analysis of Accounts. If an Event of
                    -------------------------------------
Default has occurred and is continuing, but in the case of Events of Default that are solely ones covered by the final clause (2) of Section 4.01 of any Note, only after the expiration of the 365-day period specified in such clause
(2), the Collateral Agent shall have the right in its own name or in the name of others to communicate with account debtors on the Accounts that constitute part of the Collateral and parties to the Contracts that constitute part of the Collateral to verify with them to its satisfaction the existence, amount and terms of any such Accounts or Contracts and to make test verifications of such Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection therewith. At any time and from time to time, upon the Collateral Agent's reasonable request and at the expense of the Grantor, the Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, such Accounts.

          4.   Representations and Warranties. The Grantor hereby represents and
               ------------------------------
warrants that:

               (a)  Title; No Other Liens. Except for the Lien granted to the
                    ---------------------
Collateral Agent for the ratable benefit of the Holders pursuant to this Security Agreement and the Lien granted to the Collateral Agent for the ratable benefit of the Holders pursuant to the terms of the Patent and Trademark Security Agreement, the Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others except as permitted by Section 3.9 of the Notes. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Collateral Agent, for the ratable benefit of the Holders, pursuant to this Security Agreement.

               (b)  Perfected First Priority Liens. The Liens granted pursuant
                    ------------------------------
to this Security Agreement will constitute upon the completion of all the filings or notices listed in Schedule I hereto, perfected Liens on all Collateral, which are prior to all other Liens on such Collateral and which are enforceable as such against all creditors of the Grantor.

               (c)  Accounts. No amount payable to the Grantor under or in
                    --------
connection with any Account that constitutes part of the Collateral is evidenced by any Instrument (other than checks in the ordinary course of business) or Chattel Paper which has not been delivered to the Collateral Agent. The place where the Grantor keeps its records concerning the Accounts that constitute part of the Collateral is set forth on Schedule II hereto.

               (d)  Consents. No consent (other than consents that have been
                    --------
obtained) of any party (other than the Grantor) to any Contract that constitutes part of the Collateral is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement.

               (e)  Inventory. The Inventory that constitute part of the
                    ---------
Collateral are, as of the Closing Date, kept at the locations listed on Schedule III hereto and have not been kept at any other location within the five-month period ending on the Closing Date.

               (f)  Chief Executive Office. The Grantor's chief executive office
                    ----------------------
and chief place of business is located at 145 Brandywine Parkway, West Chester, Pennsylvania 19380.

               (g)  Power and Authority. The Grantor has full power, authority
                    -------------------
and legal right to enter into this Security Agreement and to grant the Collateral Agent the Lien on the Collateral pursuant to this Security Agreement.

               (h)  Binding Obligation. This Agreement has been duly executed
                    ------------------
and delivered by the Grantor and constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms.

               (i)  Non-Contravention. The execution, delivery and performance
                    -----------------
of this Security Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any securities issued by the Grantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Grantor is a party or which purports to be binding upon the Grantor or upon any of its assets and will not result in the creation or imposition of any Lien on any of the assets of the Grantor except as contemplated by this Security Agreement.

               (j)  Consents. No consent, filing, approval, registration,
                    --------
recording, registration or other action is required (x) for the grant by the Grantor of the Lien on the Collateral pursuant to this Security Agreement or for the execution, delivery or performance of this Security Agreement by the Grantor, or (y) to perfect the Lien purported to be created by this Agreement, in each case except as contemplated by Section 4(b) above, except with respect to Sections 2(v) and (vi) above.

          5.   Covenants. The Grantor covenants and agrees with the Collateral
               ---------
Agent that from and after the date of this Security Agreement until the payment or performance in full by the Grantor of all of its obligations under this Security Agreement, the Guaranty and the Patent and Trademark Security
Agreement:

               (a)  Further Documentation; Pledge of Instruments and Chattel
                    --------------------------------------------------------
Paper. At any time and from time to time, upon the written request of the
-----
Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Code in effect in any such jurisdiction with respect to the Liens created hereby and (ii) providing to the Grantor such documents or instruments as shall be necessary or desirable for the transfer of New Drug Application Rights to the Collateral Agent or its designee, subject, in the case of documents or instruments provided under this clause (ii), to the limitations upon the use or exercise thereof contained in Section 5(j) below. The Grantor also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Security Agreement.

               (b)  Indemnification. The Grantor agrees to pay, and to save the
                    ---------------
Collateral Agent and each Holder harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay by Grantor in complying with any law or regulation applicable to any of the Collateral or
(iii) in connection with this Security Agreement or any action taken by the Collateral Agent or any Holder in exercising its rights hereunder. In any suit, proceeding or action brought by the Collateral Agent or any Holder under any Account or Contract that constitutes part of the Collateral for any sum owing thereunder, or to enforce any provisions of any such Account or Contract, the Grantor will save, indemnify and keep the Collateral Agent and each Holder harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Grantor.

               (c)  Maintenance of Records. The Grantor will keep and maintain
                    ----------------------
at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts that constitute part of the Collateral. For the further security of the Holders, the Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Holders, a security interest in all of the Grantor's books and records pertaining to the Collateral, and the Grantor shall turn over any such books and records for inspection at the office of the Grantor to the Collateral Agent or to its representatives during normal business hours at the request of the Collateral Agent.

               (d)  Limitation on Liens on Collateral. The Grantor (x) will not
                    ---------------------------------
create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and as permitted by Section 3.9 of the Note, and (y) will defend the right, title and interest of the Collateral Agent in and to any of the Collateral against the claims and demands of all persons whomsoever.

               (e)  Limitations on Dispositions of Collateral. The Grantor will
                    -----------------------------------------
not sell,
transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for sales of Inventory and the collection and use of cash proceeds in the ordinary course of its business.

               (f)  Limitations on Performance of Contracts and Agreements
                    ------------------------------------------------------
Giving Rise to Accounts. The Grantor will not (i) fail to exercise promptly and
-----------------------
diligently each and every material right or fail to perform each material obligation which it may have under each Contract that constitutes part of the Collateral and each agreement giving rise to an Account that constitutes part of the Collateral (other than any right of termination) except where the Grantor determines in its reasonable business judgment that the failure to exercise such right or perform such obligation is in the best interest of the Grantor and consistent with the protection and preservation of the rights and interests of the Collateral Agent in the Collateral or (ii) fail to deliver to the Collateral Agent, upon request, a copy of each material demand, notice or document received by it relating in any way to any Contract that constitutes part of the Collateral or any agreement giving rise to an Account that constitutes part of the Collateral. The Grantor will not amend or modify the terms of, or waive any rights under, any Contracts, including the Lafon Agreements, in a manner having a material adverse effect on the value of such Contracts to the manufacturing, marketing, sale or distribution of the Pharmaceutical Compositions in the Territory.

               (g)  Further Identification of Collateral. The Grantor will
                    ------------------------------------
furnish to the Collateral Agent from time to time, upon the request of the Collateral Agent, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

               (h)  Notices. The Grantor will advise the Collateral Agent
                    -------
promptly, in reasonable detail, at its address in accordance with Section 16,
(i) of any Lien (other than Liens permitted hereunder) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the value of any material portion of the Collateral or on the Liens created hereunder.

               (i)  Changes in Locations, Name, Etc. The Grantor will not (i)
                    -------------------------------
change the location of its chief executive office/chief place of business from that specified in Section 4(f) or remove its books and records from the location specified in Section 4(c) or (ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Security Agreement would become misleading, unless it shall have given the Collateral Agent at least 30 days prior written notice thereof and, prior to such action or event, shall have taken appropriate action to preserve and protect the Collateral Agent's security interest under this Security Agreement.

               (j)  Transfer of New Drug Application Rights. The Grantor has
                    ---------------------------------------
provided to the Collateral Agent a letter, addressed to the U.S. Food and Drug Administration (the "FDA"), in the form of Exhibit A hereto, executed by the Grantor but undated, providing the

FDA notice of the transfer of the new drug application of the Grantor with respect to modafinil (the "NDA Transfer Letter"). During any period in which an Event of Default is continuing, but in the case of Events of Default that are solely ones covered by the final clause (2) of Section 4.01 of any Note, only after the expiration of the 365-day period specified in such clause (2), the Collateral Agent may complete the NDA Transfer Letter by indicating the name of the transferee and dating the NDA Transfer Letter and may forward the NDA Transfer Letter to the FDA.

               (k)  Subsidiaries. This Agreement is entered into on behalf of
                    ------------
and for the benefit of the Grantor and its subsidiaries and other entities controlled by the Grantor which have rights in the Collateral. The security interest granted by the Grantor hereunder is intended to include all rights of the Grantor in and to the Collateral, including any rights of its subsidiaries and such other entities in and to such Collateral, and the Grantor will not permit such subsidiaries and entities to exercise any of their rights with respect to the Collateral.

          6.   Collateral Agent's Appointment as Attorney-in-Fact.
               --------------------------------------------------

               (a)  Powers. The Grantor hereby irrevocably constitutes and
                    ------
appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Collateral Agent's discretion, during any period in which an Event of Default is continuing, but in the case of Events of Default that are solely ones covered by the final clause
(2) of Section 4.01 of any Note, only after the expiration of the 365-day period specified in such clause (2), for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, except any notice required by law, to do the following:

                    (i) to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under or with respect to any such Collateral whenever payable, in each case in the name of the Grantor or its own name, or otherwise;

                    (ii) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral and to pay all or any part of the premiums therefor and the costs thereof; and

                    (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the Grantor shall have paid and performed in full all of its obligations under this Security Agreement, the Notes and the Patent and Trademark Security Agreement.

               (b)  Other Powers. The Grantor also authorizes the Collateral
                    ------------
Agent, from time to time during any period in which an Event of Default is continuing, but in the case of Events of Default that are solely ones covered by the final clause (2) of Section 4.01 of any Note, only after the expiration of the 365-day period specified in such clause (2), to execute, in connection with the sale provided for herein, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

               (c)  No Duty on Collateral Agent's Part. The powers conferred on
                    ----------------------------------
the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          7.   Performance by Collateral Agent of Grantor's Obligations. If the
               --------------------------------------------------------
Grantor fails to perform or comply with any of its agreements contained herein and the Collateral Agent, as provided for by the terms of this Security Agreement and following reasonable notice to the Grantor, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Collateral Agent incurred in connection with such performance or compliance shall be payable by the Grantor to the Collateral Agent on demand and shall constitute Obligations secured hereby.

          8.   Remedies. If an Event of Default has occurred and is continuing,
               --------
but in the case of Events of Default that are solely ones covered by the final clause (2) of Section 4.01 of any Note, only after the expiration of the 365-day period specified in such clause (2), the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, but in the case of Events of Default that are solely ones covered by the final clause (2) of Section 4.01 of any Note, only after the expiration of the 365-day period specified in such clause
(2), the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or expressly provided for) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are, to the extent permitted by applicable law, hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived, to the extent permitted by applicable law, or released.

     The Grantor further agrees that, if an Event of Default has occurred and is continuing, but in the case of Events of Default that are solely ones covered by the final clause (2) of Section 4.01 of any Note, only after the expiration of the 365-day period specified in such clause (2), at the Collateral Agent's request Collateral, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights hereunder, provided, that nothing contained in this Section shall relieve
                  --------
the Collateral Agent from liability arising solely from its gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

          9.   Limitation on Duties Regarding Preservation of Collateral. The
               ---------------------------------------------------------
Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.

          10.  Powers Coupled with an Interest. All authorizations and agencies
               -------------------------------
herein contained with respect to the Collateral are irrevocable and powers coupled with an interest until Grantor has paid and performed in full all of its obligations under this Security Agreement, the Guaranty and the Patent and Trademark Security Agreement.

          11.  Severability. Any provision of this Security Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12.  Paragraph Headings. The paragraph headings used in this Security
               ------------------
Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          13.  No Waiver; Cumulative Remedies. The Collateral Agent shall not by
               ------------------------------
any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein and in the Guaranty and the Notes provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law or in equity or by statute.

                  14. Waivers and Amendments; Successors and Assigns. None of
                      ----------------------------------------------
the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party to be charged with enforcement; provided, however, that any provision
                                          --------  -------
of this Security Agreement may be waived, amended, supplemented or otherwise modified by the Collateral Agent only with the prior written approval of the Majority Holders. This Security Agreement shall be binding upon the successors and permitted assigns of the Grantor and shall inure to the benefit of the Collateral Agent and its successors and assigns. The Grantor may not assign its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

                  15. Termination of Security Interest; Release of Collateral.
                      -------------------------------------------------------

                      (a) Upon the payment and performance in full by the Grantor of its obligations under the Notes, this Agreement and the Patent and Trademark Security Agreement, the security interest granted in the Collateral pursuant to this Agreement (the "Security Interest") shall terminate and all rights to the Collateral shall revert to the Grantor. At any time and from time to time prior to such termination of the Security Interest, the Collateral Agent shall release any of the Collateral only with the prior written consent of the Majority Holders.

                      (b) Upon any such termination of the Security Interest, the Collateral Agent will, at the expense of the Grantor, execute and deliver to the Grantor such documents and take such other actions as the Grantor shall reasonably request to evidence the termination of the Security Interest and deliver to the Grantor all Collateral so released then in its possession.

                  16. Notices. Any notices required or permitted to be given
                      -------
under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party's address (or telephone line facsimile transmission number) shown below or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Grantor, such notice shall be addressed to the Grantor at 145 Brandywine Parkway, West Chester, Pennsylvania 19380, Attention: Chief Financial Officer (telephone line facsimile transmission number (610) 344-7563), and a copy shall also be given to: Morgan, Lewis & Bockius, LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103, Attention: David R. King, Esq. (telephone line facsimile transmission number (215) 963-5299), and in the case of any notice to the Collateral Agent, such notice shall be addressed to the Collateral Agent c/o International Fund Administration, Inc., 48 Par la Ville Road, Suite 464, Hamilton HM11, Bermuda, Attention: Mr. Keith Bish (telephone line facsimile number (441) 295-9637), and a copy shall also be given to: Diaz & Altshcul Advisors, LLC, 745 Fifth Avenue, Suite 1710, New York, New York 10151 (telephone line facsimile number (212) 751-5757), and Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York 10019 (telephone line facsimile transmission number (212) 980-7055).

                  17. Concerning Collateral Agent. The Grantor acknowledges that
                      ---------------------------
the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or nonexercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Holders, be governed by Schedule IV hereto and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, except as expressly provided in Sections 14 and 15, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation to make any inquiry respecting such authority. The Collateral Agent hereby waives for the benefit of the Holders any claim, right or lien of the Collateral Agent against the Collateral arising under applicable law or arising from any business or transaction between the Collateral Agent and the Grantor other than pursuant to this Security Agreement or any of the other Transaction Documents.

                  18. Integration. This Security Agreement represents the
                      -----------
agreement of the Grantor and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent relative to subject matter hereof not expressly set forth or referred to herein.

                  19. Governing Law. This Security Agreement and the rights and
                      -------------
obligations of the Grantor under this Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, except to the extent that under the New York Uniform Commercial Code the laws of another jurisdiction govern matters of perfection and the effect of perfection or non-perfection of any security interest granted hereunder.

                  IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed and delivered as of the date first above written.


                                 CEPHALON, INC.

                                 By:
                                      Name:
                                      Title:

ACKNOWLEDGED AND AGREED:

DELTA OPPORTUNITY FUND, LTD.

By:
       Name:
       Title:

                                  SCHEDULE I
                 Filings Required to Perfect Security Interest
                 ---------------------------------------------

                                  SCHEDULE II

                    Location of Records Concerning Accounts
                    ---------------------------------------

                                 SCHEDULE III

                                   Inventory
                                   ---------

                                    III-20

                                  SCHEDULE IV
                             The Collateral Agent
                             --------------------

                  1. Appointment. The Holders (all capitalized terms used in this Schedule IV and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Schedule IV is attached (the "Security Agreement")), by their acceptance of the benefits of the Security Agreement, hereby irrevocably designate Delta Opportunity Fund, Ltd., as Collateral Agent to act as specified herein and in the Security Agreement. Each Buyer hereby irrevocably authorizes, and each other Holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the Security Agreement and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

                  2. Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Security Agreement. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Security Agreement or hereunder or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Security Agreement or any other Transaction Document a fiduciary relationship in respect of any Holder; and nothing in the Security Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Security Agreement except as expressly set forth herein.

                  The Collateral Agent shall not be liable for any act it may do or omit to do while acting in good faith and in the exercise of its own best judgment. Any act done or omitted by the Collateral Agent on the advice of its own attorneys shall be deemed conclusively to have been done or omitted in good faith. The Collateral Agent shall have the right at any time to consult with counsel on any question arising under this Security Agreement. The Collateral Agent shall incur no liability for any delay reasonably required to obtain the advice of counsel.

                  3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Grantor and its subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Grantor and its subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before any Obligation arises or the purchase of any Note, or at any time or times thereafter. The Collateral Agent shall not be responsible to any Holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Security Agreement or the financial condition of the Grantor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Security Agreement, or the financial condition of the Grantor, or the existence or possible existence of any Event of Default.

                  4. Certain Rights of the Collateral Agent. No Holder shall have the right to cause the Collateral Agent to take any action with respect to the Collateral, with only the Majority Holders having the right to direct the Collateral Agent to take any such action. If the Collateral Agent shall request instructions from the Majority Holders with respect to any act or action (including failure to act) in connection with the Security Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Majority Holders, and to the extent requested, appropriate indemnification in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person by reason of so refraining. Without limiting the foregoing, no Holder shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Holders or as otherwise specifically provided in the Security Agreement.

                  5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Security Agreement and its duties thereunder, upon advice of counsel selected by it.

                  6. Indemnification. To the extent the Collateral Agent is not reimbursed and indemnified by the Grantor and/or its subsidiaries, the Holders will reimburse and indemnify the Collateral Agent, in proportion to their respective principal amounts of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Security Agreement, or in any way relating to or arising out of the Security Agreement except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent's own negligence or willful misconduct.

                  7. The Collateral Agent in its Individual Capacity. The Collateral Agent and its affiliates may lend money to, purchase, sell and trade in securities of and generally engage in any kind of business with the Grantor or any affiliate or subsidiary of the Grantor as if it were not performing the duties specified herein, and may accept fees and other consideration from the Grantor for services to the Grantor in connection with the Transaction Documents and otherwise without having to account for the same to the Holders; provided, however, that the Collateral Agent on behalf of itself and such affiliates, hereby waives any claim, right or lien against the Collateral in any way arising from or relating to any such loan, securities transaction or business with the Grantor.

                  8. Holders. The Collateral Agent may deem and treat the holder of record of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of record of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee, as the case may be, of such Note or of any Note(s) issued in exchange therefor.

                  9. Resignation by the Collateral Agent. (a) The Collateral Agent may resign from the performance of all its functions and duties under the Security Agreement at any time by giving 60 Business Days' prior written notice (as provided in the Security Agreement) to the Grantor and the Holders. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.

                  (b) Upon any such notice of resignation, the Majority Holders shall appoint a successor Collateral Agent hereunder.

                  (c) If a successor Collateral Agent shall not have been so appointed within said 60 Business Day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Majority Holders appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 60-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Grantor and Holders in a proceeding for the appointment of a successor Collateral Agent, and all fees, including but not limited to extraordinary fees associated with the filing of interpleader, and expenses associated therewith shall be payable by the Grantor.

                  (d) The fees of any successor Collateral Agent for its services as such shall be payable by the Grantor.

                                                                       EXHIBIT A

                             (Cephalon Letterhead)
                              -------------------

                                        (date)
                                         ----

Food and Drug Administration
1390 Piccard Drive
Rockville, MD  20850

         Re:      Transfer of Ownership
                  New Drug Application NDA NDA 20-717
                  -----------------------------------

To Whom It May Concern:

We are hereby informing you, in accordance with Section 505 of the Federal Food, Drug and Cosmetic Act (the "Act"), that as of , _________, ___________(the "Transferee"), is the new official owner and responsible party for the following New Drug Application (NDA) which, prior to ______________was officially owned and held by Cephalon, Inc.:

         NDA NDA 20-717 (________________) and all supplements and pending supplements thereto (see attached list).
                              ---
In accordance with 21 C.F.R. 314.81, the Transferee has received from Cephalon, Inc. a complete copy of the above-referenced NDA and all of its supplements, pending supplements, amendments, and reports thereto.

Should any questions arise in connection with the above, please do not hesitate to contact me.


                                   Sincerely,



                                   CEPHALON, INC.

                                   IV-A-24

                                                     By:    ________________
                                                     Title: ________________

                                    IV-A-25

                         ATTACHMENT TO CEPHALON, INC.
                           OWNERSHIP TRANSFER OF NDA



As of March 1, 1999, there are currently no supplements or pending supplements to NDA 20-717.

                                    IV-A-26